UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 21, 2012

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

On November 21, 2012 (the “Effective Date”), HCC Insurance Holdings, Inc. (“HCC”) entered into an amended and restatement agreement (the “Amendment”) in order to amend and restate (the “Restated Facility”) its $90,000,000 Standby Letter of Credit Facility Agreement, dated as of November 26, 2010 (as previously amended, the “Original Facility”), among HCC and The Royal Bank of Scotland PLC and Barclays Bank PLC (together, the “Banks”).

The Restated Facility may only be used for the purpose of enabling Funds at Lloyd’s (as defined in the Restated Facility) to be provided for HCC’s 2013 and prior years of account at Lloyd’s of London (“Lloyd’s”). The Facility permits HCC to obtain letters of credit in an aggregate stated amount not to exceed $90,000,000. The beneficiary of any letters of credit issued under the Restated Facility will be Lloyd’s. The final maturity date for letters of credit to be issued under the Restated Facility is no later than December 31, 2016. A letter of credit under the Restated Facility equal to $90,000,000 was issued to Lloyd’s on November 23, 2012.

HCC paid an arrangement fee in the amount of 0.25% of each Bank’s commitment under the Restated Facility and will pay a commitment commission in the amount of 0.15% per annum of the unused portion of any Lender’s Commitment (as defined in the Restated Facility) for the Availability Period (as defined in the Restated Facility). HCC will pay a letter of credit fee in the amount of 1.05% per annum on letters of credit issued under the Restated Facility. The Restated Facility contains representations and warranties and covenants customary for standby letter of credit facilities of this nature and, where applicable, restrictive covenants generally defer to the covenants contained in the Loan Agreement, dated as of March 8, 2011, among HCC, Wells Fargo Bank, National Association, Bank of America, N.A., Barclays Bank PLC, JP Morgan Chase Bank, N.A., The Royal Bank of Scotland PLC, and the other lenders party thereto (as amended from time to time, the “US Facility”).

If a Ratings Downgrade (as defined in the Restated Facility) or an Event of Default (as defined in the Restated Facility) occurs, then, to the extent permitted in the Restated Facility, the Banks may require that each letter of credit issued under the Restated Facility is returned or that the liabilities of the Banks under each letter of credit issued under the Restated Facility are reduced to zero, may require HCC to deposit cash collateral equal to the Banks’ letter of credit exposure under the Restated Facility, may declare any unutilized portion of the Restated Facility cancelled and may exercise their other rights, remedies, powers or discretions under the Restated Facility.

Both Banks have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services to HCC and its subsidiaries for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The foregoing does not constitute a complete summary of the terms of the Amendment or the Restated Facility.  The description of the terms of the Amendment and the Restated Facility is qualified in its entirety by reference to such agreement.  A copy of the Amendment and the Restated Facility is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and 10.2, respectively, and is incorporated herein in its entirety by reference thereto.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

No.	Exhibit
10.1	Amended and Restatement Agreement, dated November 21, 2012, among HCC Insurance Holdings, Inc., The Royal Bank of Scotland PLC, and Barclay Bank PLC.

10.2	Restated $90,000,000 Standby Letter of Credit Facility, dated November 21, 2012, among HCC Insurance Holdings, Inc., The Royal Bank of Scotland PLC, and Barclay Bank PLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

By:	/s/ Alexander Ludlow
Alexander Ludlow
Associate General Counsel & Assistant Secretary

DATED:  November 27, 2012